Exhibit 99.1

SeaChange and Triller Mutually Agree to Terminate Proposed Merger

Boston, MA and Los Angeles, CA – June 14, 2022 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”) a leading provider of video delivery, advertising, streaming platforms, and emerging FAST (Free Ad-Supported Streaming TV services) development, and Triller Hold Co LLC (“Triller”), the AI-powered open garden technology platform for creators, have mutually agreed to terminate their proposed merger that was contemplated by the agreement and plan of merger they signed on December 22, 2021 (the “Merger Agreement”).

The parties have mutually agreed to terminate the Merger Agreement today, as it is no longer possible to complete the merger prior to its termination date of June 30, 2022. The parties have also decided not to seek an extension to the Merger Agreement. The termination is effective immediately.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. The SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

About Triller

Triller is the globally popular AI-powered social media and music discovery experience that allows users to create professional-looking videos in a matter of seconds. Pick a song, select the portion of the song you want to use, snap a few takes, and with the tap of a button, you have a celebrity-quality music video starring you and your friends. Triller relies solely on organic growth and has more than 350 million downloads, with celebrities like Alicia Keys, Cardi B, Marshmello, Roddy Ricch, and Eminem regularly using the app to create their music videos. For more information, visit www.triller.co and follow @triller on Instagram.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to leverage our platform to work towards sustainable profitable growth and look to gain scale, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the impact of the ongoing conflict in Ukraine on our business; the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company’s ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company’s products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the ability of SeaChange to remain listed on Nasdaq; the success and timing of regulatory submissions; regulatory requirements or developments; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, subsequent quarterly reports and in other filings SeaChange makes with the SEC from time to time. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

949-574-3860

SEAC@gatewayir.com

Triller Contact:

Brian O’Shaughnessy

brian@triller.co